Exhibit 99.1

DarkPulse, Inc. Discusses CALTRANS Project, Middle East Expansion, and Optilan IPO with The Stock Day Podcast

Phoenix, January 13th, 2022 (Newsfile Corp.) -- The Stock Day Podcast welcomed DarkPulse, Inc. (DPLS)(“the Company”), a company that uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. CEO of the Company, Dennis O’Leary, joined Stock Day host Everett Jolly.

O’Leary began the interview by elaborating on the Company’s background and current projects. “Right now we are a total of seven companies,” said O’Leary. “We have purchased a series of patents on something called dark pulsing, which is a sensing technology,” he explained. “We took the company public in 2018,” said O’Leary, before elaborating on the Company’s numerous acquisitions since that time. “We are headed towards data-as-a-service.”

“Could you bring us up-to-date on the Company’s expansion plans for the Middle East?”, asked Jolly. “With all of the activity in the Middle East it was very attractive for us to build a presence there,” said O’Leary. “We are opening an office in Dubai, as well as an office in Abu Dhabi,” he shared, adding that the Company also currently has a project in Saudi Arabia. “The plan is to open an office in Egypt as well.”

The conversation then turned to the Company’s pilot project with the California Department of Transportation called CALTRANS. “CALTRANS is the first smart bridge in the world,” said O’Leary, before elaborating on the in-depth stress, strains, and data that the smart bridge will be able to provide. “It is an amazing opportunity,” he added. “The California Department of Transportation sets the standard and other DOTs follow it.”

When asked whether or not the Company’s technology could detect the deterioration of infrastructure in other states, O’Leary responded: “With any type of medium, it could be concrete, wood, steel, blacktop, you can put a fiber optic sensor in there and collect data.”

“For our business model, we are looking to implement the system into as many types of critical infrastructure where there is a continuous monthly revenue,” continued O’Leary. “We also still have a rollout strategy, and one of the acquisitions we are looking at is a fiber optic cable company,” he shared. “With data-as-a-service you have this continuous monthly revenue stream.”

“Where are we at with the Optilan IPO?”, asked Jolly. “We estimate that it will happen by the summer,” shared O’Leary. “The plan is to put up to 20% of Optilan into the NYSE,” he explained. “I believe this move is going to support the stock price of DarkPulse as well because it will remain the parent company and will own at least 80% of the IPO.”

To close the interview, O’Leary encouraged listeners to consider the potential of the Company as they continue to work on the development of world-changing technologies, while also thanking shareholders for their continued support.

To hear Dennis O’Leary’s entire interview, follow the link to the podcast here: https://www.dropbox.com/s/6cvntf75six8jip/1_11_22_DPLS.mp3?dl=0

Investors Hangout is a proud sponsor of “Stock Day,” and Stock Day Media encourages listeners to visit the company’s message board at https://investorshangout.com/

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About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

Todd McKnight

RedChip Companies

407-571-0904

todd@redchip.com

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About The “Stock Day” Podcast

Founded in 2013, Stock Day is the fastest growing media outlet for Nano-Cap and Micro-Cap companies. It educates investors while simultaneously working with penny stock and OTC companies, providing transparency and clarification of under-valued, under-sold Micro-Cap stocks of the market. Stock Day provides companies with customized solutions to their news distribution in both national and international media outlets. The Stock Day Podcast is the number one radio show of its kind in America.

SOURCE:

Stock Day Media

(602) 821-1102

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